Exhibit 23.2

                    Consent of Independent Public Accountants



The Board of Directors
Marine Products Corporation:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 26, 2001 included in Marine Products Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement.




                                               /s/ Arthur Andersen LLP




Atlanta, Georgia
April 26, 2001



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